EXHIBIT 22.1

                      SCHEDULE OF SUBSIDIARY OF THE COMPANY



                            Jurisdiction of       Parent          Percentage
Subsidiary                  Incorporation         Corporation     Ownership
Oasis Hotel, Resorts &
Casino III                     Nevada              Company          100%
("Oasis III")